Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-_________) and related Proxy Statement/Prospectus of Public Storage, Inc. for the registration of 186,653,080 shares at $0.10 par value of its Common shares, 6,900,000 Depository Shares at $0.01 par value each representing 1/1000 of a 7.5% Series V Cumulative Preferred Share, 5,300,000 Depository Shares at $0.01 par value each representing 1/1000 of a 6.50% Series W Cumulative Preferred Share, 4,800,000 Depository Shares at $0.01 par value each representing 1/1000 of a 6.45% Series X Cumulative Preferred Share, 4,500,000 Depository Shares at $0.01 par value each representing 1/1000 of 6.25% Series Z Cumulative Preferred Share, 4,600,000 Depository Shares at $0.01 par value each representing 1/1000 of a 6.125% Series A Cumulative Preferred Share, 4,350,000 Depository Shares at $0.01 par value each representing 1/1000 of a 7.125% Series B Cumulative Preferred Share, 4,600,000 Depository Shares at $0.01 par value each representing 1/1000 of a 6.600% Series C Cumulative Preferred Share, 5,400,000 Depository Shares at $0.01 par value each representing 1/1000 of a 6.18% Series D Cumulative Preferred Share, 5,650,000 Depository Shares at $0.01 par value each representing 1/1000 of a 6.75% Series E Cumulative Preferred Share, 8,000,000 Depository Shares at $0.01 par value each representing 1/1000 of a 6.45% Series F Cumulative Preferred Share, 4,000,000 Depository Shares at $0.01 par value each representing 1/1000 of a 7.00% Series G Cumulative Preferred Share, 4,200,000 Depository Shares at $0.01 par value each representing 1/1000 of a 6.95% Series H Cumulative Preferred Share, 20,700,000 Depository Shares at $0.01 par value each representing 1/1000 of a 7.25% Series I Cumulative Preferred Share, 18,400,000 Depository Shares at $0.01 par value each representing 1/1000 of a 7.25% Series K Cumulative Preferred Share, 9,200,000 Depository Shares at $0.01 par value each representing 1/1000 of a 6.75% Series L Cumulative Preferred Share, 20,000,000 Depository Shares at $0.01 par value each representing 1/1000 of a 6.625% Series M Cumulative Preferred Share, 8,740,766 Depository Shares at $0.01 par value each representing 1/1000 of an Equity Share of Beneficial Interest of Series A, 4,289,544 Equity Shares of Beneficial Interest of Series AAA at $0.01 par value and 1,600,000 shares at $0.01 par value of 6.85% Series Y Cumulative Preferred Shares and to the incorporation by reference therein of our reports dated February 28, 2007, with respect to the consolidated financial statements and schedule of Public Storage, Inc., Public Storage, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Public Storage, Inc., included in its Annual Report (Form 10-K), as amended on Form 10-K/A, for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/S/ Ernst & Young LLP

Los Angeles, California

March 15, 2007